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Exhibit 99.(a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
for the
Tender of any and all of the Outstanding American Depositary Shares,
Each Representing the Right to Receive One Ordinary Share,
of
INSTRUMENTATION LABORATORY S.P.A.
Pursuant to the Offer to Purchase Dated February 10, 2006
(Not to Be Used for Signature Guarantees)

         As set forth under the caption "THE OFFER—3. Procedure for Tendering ADSs" of the Offer to Purchase (as defined below), this form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if American depositary shares ("ADSs"), each representing the right to receive one ordinary share, par value €0.33 per share, of Instrumentation Laboratory S.p.A., a company incorporated under the laws of The Republic of Italy (the "Company"), are not immediately available (or if the procedure for book-entry transfer cannot be completed on a timely basis) or time will not permit all required documents to reach The Bank of New York, as depositary (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined below) in the form set forth herein.

The Depositary for the Offer is:
The Bank of New York

By Mail:	By Facsimile:	By Hand:	By Overnight Delivery:
The Bank of New York Tender & Exchange Dept. 11W P.O. Box 11248 Church Street Station New York, NY 10286-1248	For Eligible Institutions Only (212) 815-6433 Confirm Facsimile Receipt by telephone: (212) 815-6212	The Bank of New York Tender & Exchange Dept. 101 Barclay Street Receive & Deliver Window New York, NY 10286	The Bank of New York Tender & Exchange Dept. 11W New York, NY 10285

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        The Eligible Institution (as defined below) that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and the certificate for ADSs to the Depositary within the time period specified herein. Failure to do so could result in financial loss to the Eligible Institution (as defined below).

        Ladies and Gentlemen:

        The undersigned hereby tenders to Izasa Distribuciones Técnicas S.A., a corporation organized under the laws of The Kingdom of Spain (the "Offeror") and a majority owned subsidiary of Grupo CH-Werfen, S.A., a corporation organized under the laws of The Kingdom of Spain (the "Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 10, 2006 (the "Offer to Purchase") and the related Letter of Transmittal (which, together, as amended or supplemented from time to time, constitute the "Offer"), receipt of which is hereby acknowledged, the number of ADSs set forth below, pursuant to the guaranteed delivery procedures set forth under the caption "THE OFFER—3. Procedure for Tendering ADSs" of the Offer to Purchase.

  (Please type or print)

Number of ADSs:
Certificate Numbers (if available):
Check box if ADSs will be delivered by book-entry transfer ☐
Name of Tendering Institutions:
Account No.:
Name(s) of Record Holder(s):
Address(es) of Record Holder(s):

Area Code(s) and Telephone Number(s) of Record Holder(s):

SIGN HERE
Signature(s) of Record Holder(s):
Dated:

2

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEES)

        The undersigned, a participant in the Securities Transfer Agent's Medallion Program, or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing being referred to as an "Eligible Institution" and collectively, "Eligible Institutions"), hereby guarantees to deliver to the Depositary, at one of its addresses set forth above, the certificates representing the ADSs tendered hereby, in proper form for transfer, or a confirmation of book-entry transfer of such ADSs, together with a properly completed and duly executed Letter of Transmittal (or manually executed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message, as defined in the Offer to Purchase, in lieu of a Letter of Transmittal) and any other required documents within three (3) business days after the date hereof. Failure to do so could result in a financial loss to such Eligible Institution.

Authorized Signature:
Name:
(Please Print)
Title:
Name of Firm:
Address:

(Including Zip Code)
Area Code and Telephone Number:
Date:

NOTE:    DO NOT SEND CERTIFICATES FOR ADSs WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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NOTICE OF GUARANTEED DELIVERY for the Tender of any and all of the Outstanding American Depositary Shares, Each Representing the Right to Receive One Ordinary Share, of INSTRUMENTATION LABORATORY S.P.A. Pursuant to the Offer to Purchase Dated February 10, 2006 (Not to Be Used for Signature Guarantees)
GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEES)